Exhibit 10.1
INDEMNIFICATION AGREEMENT FOR
DIRECTORS AND OFFICERS OF ARMSTRONG WORLD INDUSTRIES, INC.
This Agreement is made effective as of the  _____  day of  _____, 2010, by and between Armstrong World Industries, Inc., a Pennsylvania corporation (the “Corporation”) and  _____  (“Indemnitee”).
WHEREAS, it is essential to the Corporation that the Corporation retain and attract as directors and officers the most capable persons available; and
WHEREAS, Indemnitee is an officer and/or a member of the Board of Directors of the Corporation (the “Board”) and in that capacity is performing a valuable service for the Corporation; and
WHEREAS, the Corporation has purchased and maintains one or more policies of Directors and Officers Liability Insurance (“D&O Insurance”) covering certain liabilities which may be incurred by directors and officers in their performance of services for the Corporation; and
WHEREAS, the Corporation has provisions in both its Articles of Incorporation and its Bylaws (together referred to herein as the “Bylaws”) which provide for indemnification of and advancement of Expenses to the officers and directors of the Corporation to the full extent permitted by law, and the Bylaws and the applicable indemnification statutes of the Commonwealth of Pennsylvania provide that they are not exclusive; and

WHEREAS, Indemnitee does not regard the protections provided for in the Bylaws to be adequate protection against personal liability; and
WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability and in order to induce and retain Indemnitee’s service to the Corporation, the Corporation wishes to provide Indemnitee with substantial protection against personal liability in addition to the protections afforded under the Bylaws, and to provide Indemnitee with specific contractual assurance that the protection promised by the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Corporation’s Board of Directors or acquisition transaction relating to the Corporation); and
WHEREAS, the Corporation intends to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee to the fullest extent permitted by applicable law, and for the continued coverage of Indemnitee under the Corporation’s D&O Insurance policies.
NOW, THEREFORE, in consideration of the foregoing and of Indemnitee’s agreement to serve or Indemnitee’s willingness to continue to serve the Corporation directly or, at the Corporation’s request, at another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:
1.	Indemnification.
The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all reasonable fees and expenses, including attorneys’, experts’, mediators’ and arbitrators’ fees and expenses and court costs (such reasonable fees, expenses and costs, herein “Expenses”), and any and all liability and loss, including damages, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, that are incurred or paid by Indemnitee in connection with any threatened, potential, pending or completed action, suit, proceeding or matter, whether civil, criminal, administrative or investigative (hereinafter “a

Proceeding”), and whether or not brought by or in the right of the Corporation or otherwise, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, trustee or representative of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan or the Armstrong Foundation, whether acting in an official capacity or in any other capacity (collectively the foregoing is herein referred to as “Corporate Service”), unless the act or omission giving rise to the claim for indemnification by Indemnitee is determined by a final adjudication of a court of competent jurisdiction to have constituted willful misconduct or recklessness; provided, however, that the Corporation shall not indemnify Indemnitee in connection with (i) any damages or disgorgement or other accounting of profits from an actual violation of Section 16(b) of the Securities Exchange Act of 1934 or (ii) a Proceeding (or part thereof) initiated by Indemnitee unless (x) such Proceeding is to enforce Indemnitee’s rights to advancement or indemnification under this Agreement or (y) such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2.	Advancement of Expenses; Mandatory Indemnification for Expenses of Successful Party.
(a) Advancement of Expenses. The Corporation shall, to the fullest extent permitted by law, advance, on a current and as-incurred basis, any and all Expenses actually incurred by Indemnitee in connection with any Proceeding brought against Indemnitee by reason of Indemnitee’s Corporate Service, in advance of the final disposition thereof. The Corporation shall make all such advances promptly after receipt by the Corporation of a written request therefor stating in reasonable detail the Expenses incurred. Such advances (i) shall be unsecured and interest free; (ii) shall be made without regard to Indemnitee’s ability to repay the advances and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement; and (iii) shall include any and all Expenses actually incurred pursuing an action to enforce any right of advancement or indemnification under this Agreement, including Expenses actually incurred preparing and forwarding statements to the Corporation to support the advances claimed. Indemnitee shall qualify for advancement of Expenses pursuant to this Section 2(a) solely upon the execution and delivery to the Corporation of an unsecured written undertaking stating that in the event it shall ultimately be determined by a final adjudication in a court of competent jurisdiction that Indemnitee is not entitled under law to be indemnified for Expenses advanced by the Corporation pursuant to this Section 2(a) or otherwise or was not entitled to be fully indemnified for such advanced Expenses, Indemnitee shall repay to the Corporation such amount of Expenses or the appropriate portion thereof, so paid or advanced. The obligation of the Corporation to advance Expenses under this Section 2(a) shall not extend to Expenses incurred in connection with any Proceeding described in clause (ii) of the proviso in the first sentence of Section 1.

(b) Mandatory Indemnification for Expenses of Successful Party. In addition to the other provisions of this Agreement, without limitation of Indemnitee’s other rights under this Agreement and without regard to any determination of Indemnitee’s entitlement to indemnification under Section 3, to the extent that Indemnitee is successful, on the merits or otherwise, in any Proceeding to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee’s Corporate Service, or in defense of any claim, issue or matter in such Proceeding, in whole or in part, the Corporation shall be liable to indemnify Indemnitee against all Expenses actually incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall be liable to indemnify Indemnitee against all Expenses actually incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 2(b) and without limitation of the foregoing, the termination of any claim, issue or matter in a Proceeding to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee’s Corporate Service, by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3. Procedure for Payment of Indemnification.
(a) Indemnitee shall submit to the Corporation a written request for indemnification, including such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder, specifying the amounts for which Indemnitee seeks payment under this Agreement and the basis for the claim for indemnification. The time at which Indemnitee submits a written request for indemnification shall be determined by Indemnitee in Indemnitee’s sole discretion. The Corporation shall pay such indemnifiable amounts to or on behalf of Indemnitee within ninety (90) calendar days of receipt of the request, unless Indemnitee agrees to a longer period of time or unless a court orders payment of amounts indemnifiable under this Agreement within a shorter period of time.
(b) To the extent, and only to the extent, that a determination of Indemnitee’s entitlement to indemnification at the time of or prior to any award or payment of indemnification is required by applicable law which cannot be waived, then such determination shall be made as follows:
(i) At the request of the Corporation, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder; provided, however, that Indemnitee shall not be required to furnish any document or information protected from disclosure by the attorney-client privilege, the work-product protection or other privilege or protection.
(ii) Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification) pursuant to Section 3(a) of this Agreement, a determination shall thereafter be made as to Indemnitee’s entitlement to indemnification. In the event that the Corporation objects to Indemnitee’s request for indemnification, the Corporation shall submit a written objection to Indemnitee within 15 days after receipt of Indemnitee’s written request for indemnification. In no event shall a determination of Indemnitee’s entitlement to indemnification be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 2(a) of this Agreement. Any such determination of Indemnitee’s entitlement to indemnification shall be made within seventy (70) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 3(a) of this Agreement, unless Indemnitee agrees to a longer period or a court orders payment of the amounts indemnifiable under this Agreement within a shorter period of time.

(iii) Any determination of Indemnitee’s entitlement to indemnification shall be made by Independent Counsel, selected pursuant to Section 12 of this Agreement, in a written opinion to the Corporation and Indemnitee, unless Indemnitee, in Indemnitee’s sole discretion, elects to have the directors of the Corporation who are independent with respect to such claim and Proceeding (the “Disinterested Directors”) make the determination, in which case the Disinterested Directors will make the determination as elected by Indemnitee. Notwithstanding the preceding sentence, if a quorum consisting of the Disinterested Directors is not obtainable, then such determination shall be made by Independent Counsel. If a determination is made by either (A) Independent Counsel or (B) a majority vote of a quorum consisting of the Disinterested Directors that Indemnitee is entitled to indemnification, the Corporation shall make payment to Indemnitee within twenty (20) days after such determination, unless Indemnitee agrees to a longer period or a court orders payment within a shorter period. Indemnitee shall reasonably cooperate with Independent Counsel or the Disinterested Directors with respect to Indemnitee’s entitlement to indemnification, including providing, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses actually incurred by Indemnitee in so cooperating with Independent Counsel or the Disinterested Directors shall be advanced and borne by the Corporation in accordance with the terms and conditions for advancement of Expenses set forth in Section 2(a) of this Agreement.

(iv) In making the determination required to be made under Pennsylvania law with respect to an Indemnitee’s entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request therefor in accordance with Section 3(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
(v) The Corporation shall be bound by and shall have no right to challenge a determination of Indemnitee’s entitlement to indemnification by Independent Counsel (or, if so elected by Indemnitee, by the Disinterested Directors) that is favorable to Indemnitee.

4.	Remedies of the Indemnitee.
(a) If a determination of Indemnitee’s entitlement to indemnification is made and such determination is adverse to Indemnitee, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such adverse determination pursuant to Section 11 of this Agreement. If Indemnitee fails to challenge an adverse determination, or if Indemnitee challenges an adverse determination and such adverse determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such adverse determination or final judgment, the Corporation shall not be obligated to indemnify Indemnitee under this Agreement.
(b) If (i) a claim for indemnification under Section 1 of this Agreement is not paid in full by the Corporation within the period of time specified in Section 3(a) of this Agreement or (ii) a claim for advancement of Expenses under Section 2(a) of this Agreement is not paid in full by the Corporation within thirty (30) days after a written request for advancement of Expenses has been received by the Corporation, Indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of such claim for indemnification or advancement of Expenses in any court of competent jurisdiction. The burden of proving that indemnification or advancement of Expenses is not appropriate shall be on the Corporation. Indemnitee shall be entitled to be advanced the Expenses actually incurred by Indemnitee in prosecuting such claim, and the Corporation shall pay such Expenses actually incurred by Indemnitee in connection with prosecuting, pursuing, investigating, preparing for, litigating, defending or settling any action brought under this Section 4(b) in advance of the final disposition of such action and in accordance with the terms and conditions for advancement of Expenses set forth in Section 2(a) of this Agreement.

5.	Indemnification Trust.
(a) Establishment of the Indemnification Trust. In the event of a Potential Change in Control or a Change in Control, the Corporation shall, upon written request by Indemnitee, create a trust (the “Indemnification Trust”) for the benefit of Indemnitee, and from time to time upon written request of Indemnitee shall fund such Indemnification Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be reasonably incurred in connection with investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, fines, penalties and amounts to be paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties and amounts paid in settlement) in connection with any and all Proceedings to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee’s Corporate Service, from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The trustee of the Indemnification Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by Indemnitee and reasonably acceptable to the Corporation. Nothing in this Section 5(a) shall relieve the Corporation of any of its obligations under this Agreement. The amount or amounts to be deposited in the Indemnification Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Indemnitee and the Corporation or, if the Corporation and Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12 of this Agreement.

(b) The terms of the Indemnification Trust shall provide that, except upon the consent of both Indemnitee and the Corporation: (i) the Indemnification Trust shall not be revoked or amended or the principal thereof invaded, without the written consent of Indemnitee; (ii) the Trustee shall advance, to the fullest extent permitted by applicable law, within two (2) business days of a request by Indemnitee, any and all Expenses actually incurred by Indemnitee in connection with any and all Proceedings to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee’s Corporate Service; (iii) the Indemnification Trust shall continue to be funded by the Corporation in accordance with the funding obligations set forth above; (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Indemnification Trust shall revert to the Corporation upon mutual agreement by Indemnitee and the Corporation or, if Indemnitee and the Corporation are unable to reach such an agreement, upon determination by Independent Counsel selected in accordance with Section 12 of this Agreement, that Indemnitee has been fully indemnified under the terms of this Agreement; provided, however, that the funds shall not revert to the Corporation until the later of a dismissal with prejudice of all then-outstanding claims or two years following any other termination of all outstanding claims.

(c) A “Change in Control” shall be deemed to have occurred if any of the following shall have occurred after the date hereof:
(i) at any time (x) any Person (other than a Person that is, at such time, a Permitted Holder) is or becomes the Beneficial Owner of 30% or more of the Voting Power of the Corporation and (y) no Person that is, at such time, a Permitted Holder Beneficially Owns as of such time, without giving effect to the existence of any group other than a group that is itself a Permitted Holder, a greater percentage of the Voting Power of the Corporation than the percentage of the Voting Power of the Corporation Beneficially Owned by the Person referred to under clause (x) at such time;
(ii) during any period of 12 consecutive months, the following individuals cease for any reason (other than the occurrence of an emergency or other condition or event described in Section 1509(a) of the Pennsylvania Business Corporation Law) to constitute at least a majority of the Board: (A) individuals who at the beginning of such period were members of the Board and (B) any new director whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was (x) approved by a vote of at least a majority of those directors then in office who were directors at the beginning of such 12-month period or whose election or nomination for election was previously approved in accordance with this clause (B), or (y) approved in writing by TPG, the Trust or TPG and the Trust, provided that, at the time of such approval, such approving party or parties Beneficially Owns, without giving effect to the existence of any group, 30% or more of the Voting Power of the Corporation), but excluding for purposes of both clause (x) and (y) any such new director who is initially proposed for office in an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, TPG or the Trust;

(iii) the consummation of (A) a merger or consolidation involving the Corporation, (B) a sale or other disposition of all or substantially all of the assets of the Corporation (on a consolidated basis), including a sale or disposition of all or substantially all of the assets of the Corporation (on a consolidated basis) pursuant to a spin-off or split-up, or (C) any other substantially similar transaction or series of related transactions involving the Corporation (each of the transactions in clauses (A), (B) and (C), a “Corporate Transaction”), but excluding a Non-Control Acquisition or a Spin-Off; or
(iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.
Notwithstanding anything to the contrary in the foregoing, for purposes of clause (i) of the definition of Change in Control, the following transactions shall not constitute a Change in Control:
(x) any Person becomes the Beneficial Owner of 30% or more of the Voting Power of the Corporation as a result of a reduction in the number of shares of Common Stock pursuant to a transaction or series of transactions that is approved by a majority of the Board, unless such Person thereafter becomes the Beneficial Owner of additional shares of Common Stock representing 1% or more of the Voting Power of the Corporation;
(y) if a majority of the Board determines in good faith that a Person has acquired Beneficial Ownership of 30% or more of the Voting Power of the Corporation inadvertently and, no later than the date set by the Board such Person divests a sufficient number of shares so that, after such divestiture, such Person no longer Beneficially Owns 30% or more of the Voting Power of the Corporation; or

(z) any Person becomes the Beneficial Owner of 30% or more of the Voting Power of the Corporation as a result of an issuance or sale of securities by the Corporation or any of its Subsidiaries.
Other definitions used in the “Change in Control” definition:
“Affiliate” shall mean with respect to any person or entity, any other person or entity that, at any time that a determination is made hereunder, directly or indirectly, controls, is controlled by, or is under common control with such first person or entity. For the purpose of this definition, “control” shall mean, as to any person or entity, the possession, directly or indirectly, of the power to elect or appoint a majority of directors (or other persons acting in similar capacities) of such person or entity or otherwise to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.
“Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” shall have the meaning as set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act or any successor provision.
“Common Stock” shall mean the common stock of the Corporation.
“Group” or “group” shall have the meaning ascribed thereto in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision.

“Non-Control Acquisition” shall mean a Corporate Transaction that is a merger or consolidation involving the Corporation (or any other substantially similar transaction or series of related transactions involving the Corporation) where:
(1) Persons who are the Beneficial Owners of the Voting Power of the Corporation immediately prior to such Corporate Transaction will Beneficially Own, by reason of such immediately prior Beneficial Ownership, immediately after such Corporate Transaction an aggregate of more than 45% of the Voting Power of the surviving, resulting or acquiring entity in such Corporate Transaction; and
(2) such Corporate Transaction shall not result in a Change in Control with respect to the surviving, resulting or acquiring entity under clause (i) of the definition of “Change in Control” (as if such definition and the definition of “Permitted Holder” referred to such surviving, resulting or acquiring entity and taking into account the paragraph beginning “Notwithstanding” immediately following clause (iv) of such definition); and
(3) individuals who were members of the Board immediately prior to such Corporate Transaction constitute at least a majority of the members of the board of directors (or similar governing body) of the Corporation or other surviving, resulting or acquiring entity in such Corporate Transaction immediately after such Corporate Transaction.
“Permitted Holder” shall mean any of (a) the Trust, (b) TPG, (c) the Corporation or any entity controlled by the Corporation, (d) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or by any entity controlled by the Corporation, (e) any group of which any of the foregoing are members; provided, that, without giving effect to the existence of such group or any other group, or giving effect to any agreements between the Trust and/or TPG, on the one hand, and any other Person, on the other hand, the Trust and TPG collectively Beneficially Own, a greater percentage of the Voting Power of the Corporation than the percentage of such Voting Power collectively Beneficially Owned by all other members of such group (together with their Affiliates), or (f) any member of any group that is a Permitted Holder pursuant to clause (e) of this definition at the time of the determination of whether such member is a Permitted Holder, and any of such member’s Affiliates.

“Person” shall mean any individual, entity or group, including any “person” or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision.
“Spin-Off” shall mean a disposition of what the Board determines in good faith, after consultation with its outside counsel, to be all or substantially all of the assets of the Corporation (on a consolidated basis) pursuant to a spin-off, split-up or similar transaction where Persons who are the Beneficial Owners of the Voting Power of the Corporation immediately prior to such transaction will Beneficially Own, by reason of such immediately prior Beneficial Ownership, an aggregate of more than 80% of the Voting Power of each of the entities resulting from such transaction (including Armstrong World Industries, Inc.) immediately after such transaction; provided, that, if another Corporate Transaction involving any entity resulting from such transaction (including Armstrong World Industries, Inc.) occurs in connection with a Spin-Off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change in Control has occurred with respect to the entity resulting from such Spin-Off that employs the Executive immediately after such Spin-Off (which may be Armstrong World Industries, Inc.).
“TPG” shall mean Armor TPG Holdings LLC and its Affiliates as of the time of the relevant determination hereunder.

“Trust” shall mean the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust and its Affiliates as of the time of the relevant determination hereunder.
“Voting Power” shall mean, calculated at a particular point in time, the aggregate votes represented by all the then outstanding securities of an entity then entitled to vote generally in the election of directors of such entity (as applicable) but excluding any votes which a Person shall have upon and by reason of the non-payment of dividends on preferred shares in accordance with the terms of such preferred shares.
(d) A “Potential Change in Control” shall be deemed to occur if any of the following shall have occurred after the date hereof: (A) the Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (B) any Person publicly announces a tender offer or comparable action which if consummated would constitute a Change in Control; or (C) the Board of the Corporation adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control has occurred.

6.	Maintenance of Insurance and Funding.
(a) The Corporation represents that as of the present date, it has in force and effect one or more policies of D&O Insurance (the “Insurance Policies”), providing a minimum of $75,000,000 in coverage. The Corporation hereby agrees that, so long as Indemnitee shall continue to perform Corporate Service and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or contemplated Proceeding, whether civil, criminal or investigative, by reason of Indemnitee’s Corporate Service, the Corporation (i) shall use its reasonable best efforts to maintain in effect for the benefit of Indemnitee a binding and enforceable policy or policies of D&O insurance providing coverage at least comparable to that provided pursuant to the Insurance Policies, and agrees that Indemnitee shall continue to be covered by such policies in accordance with their terms and to the maximum extent of the coverage available for any director or officer under the Insurance Policies; provided, that, if the Corporation, after employing such reasonable best efforts, determines in good faith that such comparable insurance is not reasonably available, then the Corporation agrees that Indemnitee shall be covered by such policy or policies of D&O insurance as provides the coverage to the maximum extent that is then provided to any director or officer of the Corporation, and (ii) shall ensure that any successor-in-interest to the Corporation shall maintain such insurance coverage for the benefit of Indemnitee.
(b) Upon receipt of a notice of a claim for indemnification or advancement of Expenses pursuant to Section 1 or 2(a) of this Agreement, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

7.	Continuation of Indemnity.
All agreements and obligations of the Corporation contained in this Agreement shall continue during the period that Indemnitee is performing Corporate Service. Following termination of Indemnitee’s Corporate Service or resignation by Indemnitee, all agreements and obligations of the Corporation contained in this Agreement shall continue thereafter; provided, however, that such agreements and obligations of the Corporation shall continue only with respect to any Proceeding arising out of, and by reason of, Indemnitee’s Corporate Service prior to such termination of Indemnitee’s Corporate Service or resignation by Indemnitee.
8.	Notification and Defense of Claim.
As soon as practicable after receipt by Indemnitee of actual knowledge of any Proceeding to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee’s Corporate Service, Indemnitee will notify the Corporation thereof, if a claim in respect thereof may be or is being made by Indemnitee against the Corporation under this Agreement. With respect to any such Proceeding as to which Indemnitee has so notified the Corporation:
(a) Indemnitee shall be entitled to retain defense counsel of Indemnitee’s own choosing to represent Indemnitee in the Proceeding to the extent such Proceeding involves Indemnitee. The Corporation shall, in all events, be entitled to participate in the Proceeding at its own expense. If Indemnitee is a participant in such Proceeding with any other person(s) to whom the Corporation owes an obligation to advance expenses in connection with such Proceeding, the Corporation shall not be required to advance expenses for more than one law firm (and, if necessary, one additional law firm to act as local counsel) to represent collectively Indemnitee and such other person(s) in respect of the same matter unless Indemnitee reasonably concludes that the representation of Indemnitee and such other person(s) gives rise to an actual or potential conflict of interest.

(b) The Corporation shall not be obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of such Proceeding to the extent effected without the Corporation’s written consent. The Corporation shall not settle such Proceeding, whether or not including Indemnitee, in any manner which would: (i) impose any penalty or limitation on Indemnitee, (ii) include an admission of fault of, or adverse finding with respect to, Indemnitee, (iii) not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iv) have the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including without limitation the entry of any contribution bar order, other bar order or other similar order, decree or stipulation pursuant to 15 U.S.C. § 78u-4 or any other foreign, federal or state statute, regulation, rule or law, without the written consent of Indemnitee. Neither the Corporation nor Indemnitee will unreasonably withhold, condition or delay consent to any proposed settlement.
9.	Undertaking to Repay Expenses.
In the event it shall ultimately be determined by a final adjudication in a court of competent jurisdiction that Indemnitee is not entitled under law to be indemnified for Expenses advanced by the Corporation pursuant to Section 2(a) hereof, by the Trustee pursuant to Section 5(b) hereof or otherwise or was not entitled to be fully indemnified for such advanced Expenses, Indemnitee shall repay to the Corporation such amount of Expenses or the appropriate portion thereof, so paid or advanced. Such undertaking shall be unsecured and interest-free.

10.	Notice.
Any notice to the Corporation shall be directed to Armstrong World Industries, Inc., 2500 Columbia Avenue, Lancaster, Pennsylvania 17603, Attention: Secretary (or such other address as the Corporation shall designate in writing to Indemnitee).
11.	Enforcement.
In the event Indemnitee is required to bring any Proceeding to enforce rights or to collect monies due under this Agreement, the Corporation shall advance to Indemnitee the Expenses actually incurred by Indemnitee in investigating, preparing for, litigating, defending or settling any such Proceeding in a court of competent jurisdiction. The Corporation shall pay Expenses actually incurred by Indemnitee in connection with any such Proceeding in advance of the final disposition of such action in accordance with the terms and conditions set forth in Section 2(a) of this Agreement.
12.	Independent Counsel.
(a) “Independent Counsel” shall mean any law firm, or a member of a law firm, that (i) is experienced in matters of Pennsylvania corporation law and (ii) is not, at such time, or has not been in the five years prior to such time, retained to represent either (x) the Corporation or Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(b) Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation advising the Corporation of the identity of the Independent Counsel so selected, simultaneously with providing the Corporation with the written request for indemnification. The Corporation may, within ten (10) days after such written notice of selection shall have been received, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the grounds that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12(a) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection has not been established by the Corporation. If, within twenty (20) days after such written notice of selection shall have been received, no Independent Counsel shall have been selected and not objected to, either the Corporation or the Indemnitees may petition to a court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation to Indemnitee’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel.

(c) The Corporation agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
13.	Severability.
If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

14.	Indemnification Under this Agreement Not Exclusive.
The right to indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled by reason of Indemnitee’s Corporate Service under the Bylaws or under any other agreement, any vote of stockholders or directors, or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Corporation and Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.
15.	Corporation as Primary Indemnitor.
The Corporation hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by a third party and its affiliates (collectively, “Third-Party Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third-Party Indemnitors to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable to Indemnitee for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted, and as required by the terms and conditions of this Agreement and the Bylaws (or any other agreement between the Corporation and Indemnitee), without regard to any rights Indemnitee may have against the Third-Party Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Third-Party Indemnitors from any and all claims against the Third-Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Third-Party Indemnitors shall have a right of reimbursement and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation and Indemnitee agree that the Third-Party Indemnitors are express third party beneficiaries of this Section 15.
16.	Subrogation; No Duplication of Payments.
(a) Except as provided in Section 15 above, in the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Third-Party Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
(b) Except as provided in Section 15 above, the Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

17.	Miscellaneous.
(a) This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.
(b) This Agreement shall be binding upon Indemnitee and upon the Corporation and its successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, executors, personal representatives and assigns and to the benefit of the Corporation and its successors and assigns. If the Corporation shall merge or consolidate with another corporation or shall sell, lease, transfer or otherwise dispose of all or substantially all of its assets to one or more persons or groups (in one transaction or series of transactions), (i) the Corporation shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, by agreement in form and substance satisfactory to Indemnitee, to expressly assume all of the Corporation’s obligations under and agree to perform this Agreement, and (ii) the term “Corporation” whenever used in this Agreement shall mean and include any such successor or transferee or any other surviving entity following any merger, consolidation, sale, lease, transfer or otherwise of all or substantially all of the assets of the Corporation.
(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both of the parties hereto.
(d) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of executed signature pages by facsimile or electronic transmission shall constitute effective and binding execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	By: